UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2026

JASPER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed by Jasper Therapeutics, Inc., a Delaware corporation (the “Company”), on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 16, 2026 (the “Prior Form 8-K”), in connection with the Company’s acquisition of Kira Pharmaceuticals (“Kira”), a former Cayman Islands exempted company, pursuant to that certain Agreement and Plan of Merger, dated July 16, 2026 (the “Merger Agreement”), by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and wholly owned subsidiary of the Company, each holder of shares of voting common stock of the Company, par value $0.0001 per share (the “Common Stock”), of record immediately prior to the Effective Time (as defined in the Merger Agreement) is entitled to one (1) contractual contingent value right (“CVR”) issued by the Company, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”), for each share of Common Stock held by such holder. Each CVR shall entitle the holder thereof to receive a pro rata portion of $30.0 million (the “Milestone Payment”) if the United States Food and Drug Administration issues a Priority Review Voucher (as defined in the CVR Agreement) in connection with briquilimab (the “Milestone”) on or prior to December 31, 2028 (the “Expiration Date”). If the Milestone is achieved on or prior to the Expiration Date and the Company undergoes a Change of Control (as defined in the CVR Agreement), the Company shall pay the Milestone Payment on the earlier of (i) the date of the consummation of such Change of Control and (ii) ninety (90) days following the Monetization Event (as defined in the CVR Agreement). If the Milestone is achieved on or prior to the Expiration Date but a Monetization Event has not yet occurred on or prior to the Expiration Date, the CVRs shall continue in full force and effect and shall not expire until the Milestone Payment has been paid in full, with the Milestone Payment to be paid on the date that is ninety (90) days following the Monetization Event. The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading on any exchange.

In connection with foregoing, the Company hereby confirms that the record date for determining holders entitled to receive the CVRs was July 16, 2026, which was the date of the closing of the acquisition of Kira.

The foregoing description of the CVRs and the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CVR Agreement, which is included as Exhibit F to the Merger Agreement, which was filed as Exhibit 2.1 to the Prior Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: July 31, 2026	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer

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